Exhibit 99.1

DiaMedica Therapeutics Reports Third Quarter 2025 Financial Results and Provides Business Highlights

●	Preeclampsia Phase 2 IST Trial: Part 1a Dose Escalation Cohort Complete with Expansion Cohort Now Enrolling; Screening for Part 3, Fetal Growth Restriction Cohort, Expected to Start in Coming Weeks

●	Held in Person pre-IND meeting with U.S. FDA to Discuss Plans for the Initiation of a U.S. Phase 2 DM199 Study in Preeclampsia

●	AIS enrollment in ReMEDy2 Phase 2/3 Trial Nearing 50% of Target of 200 Patients for the Interim Analysis Expected in 2H 2026

●	$55 million in Cash, Cash Equivalents and Investments, Anticipated Runway into 2H 2027

●	Conference Call and Webcast on November 13 at 8:00 AM ET / 7:00 AM CT

Minneapolis, Minnesota – November 12, 2025 (Business Wire) – DiaMedica Therapeutics Inc. (Nasdaq: DMAC), a clinical-stage biopharmaceutical company focused on developing novel treatments for preeclampsia (PE), fetal growth restriction and acute ischemic stroke (AIS), today provided a business update and reported financial results for the third quarter ended September 30, 2025. Management will host a conference call on Thursday, November 13, 2025, at 8:00 AM Eastern Time / 7:00 AM Central Time to discuss its business update and third quarter 2025 financial results.

“We are pleased to see the completion of cohort 10 and the initiation of enrollments in the Part 1a expansion cohort in the ongoing Phase 2 investigators sponsored trial (IST) in preeclampsia,” said Rick Pauls, President and CEO of DiaMedica. “Regarding our development program for PE in the United States, we believe that we had a productive in-person pre-IND meeting with the FDA and are awaiting minutes from the meeting. We plan to provide an update after we receive the minutes. Enrollment in our ReMEDy2 Phase 2/3 trial in acute ischemic stroke continues to progress as we are nearing 50% of our interim target of 200 patients.”

Recent Corporate Highlights

Preeclampsia Phase 2 IST Clinical Development:

●

Part 1a (PE, planned delivery within 72 hours): Completed cohort 10, showing results consistent with cohorts 6-9. Enrollment has advanced to an expansion cohort of up to 12 additional participants at the expected therapeutic dose level. Completion of this cohort is expected in 1H 2026.

●

Part 1b (PE, planned delivery within 72 hours) and Part 2 (early onset PE with expectant management): based on clinical learnings from Part 1a, a protocol amendment for Parts 1b and 2 is being implemented to refine treatment regimens.

●	Part 3 (fetal growth restriction): Screening for participants who do not have PE but have early onset fetal growth restriction is expected to begin in the coming weeks.

Preeclampsia in Person Pre-IND meeting with FDA:

●

Given the complexities inherent in conducting clinical studies involving pregnant women, a very vulnerable patient group, DiaMedica requested a pre-IND meeting with the FDA to obtain feedback prior to submitting an IND application for preeclampsia.

●	The FDA granted DiaMedica an in-person meeting, which has been recently held. DiaMedica plans to provide an update regarding the meeting once final meeting minutes are received.

Acute Ischemic Stroke ReMEDy2 Phase 2/3 Clinical Developments:

●	Enrollment in DiaMedica’s Phase 2/3 ReMEDy2 (the ReMEDy2 trial – NCT065216) trial is nearing 50% of the target of 200 participants for the interim analysis.

Financial Results Highlights for the Third Quarter Ended September 30, 2025

●

Cash Position and Runway – Cash and short-term investments were $55.3 million as of September 30, 2025, compared to $44.1 million as of December 31, 2024. The increase in combined cash and short-term investments is due to the net proceeds received from July private placement. Based on its current plans, DiaMedica anticipates its current cash and short-term investments will enable the Company to fund its planned clinical studies and support corporate operations into the second half of 2027.

●

Cash Flows – Net cash used in operating activities for nine months ended September 30, 2025 was $21.3 million compared to $15.6 million for the same period in 2024. The increase in cash used in operating activities resulted primarily from the increased net loss in the nine months ended September 30, 2025 as compared with the prior year period, partially offset by changes in operating assets and liabilities during the current year period.

●

Research and Development (R&D) – R&D expenses were $6.4 million and $17.9 million for the three and nine months ended September 30, 2025, respectively, up from $5.0 million and $12.6 million for the same periods in the prior year. The increase in both periods was due primarily to cost increases driven by the continued progress of the ReMEDy2 clinical trial, including its global expansion, progress with the Phase 2 IST in PE and the expansion of the clinical team during the current and prior year periods. These increases were partially offset by cost reductions related to manufacturing process development work performed and completed in the prior year period.

●

General and Administrative (G&A) – G&A expenses were $2.6 million and $7.3 million for the three and nine months ended September 30, 2025, respectively, up from $1.9 million and $5.7 million for the three and nine months ended September 30, 2024, respectively. The increases in both periods resulted primarily from increased non-cash share-based compensation and increased personnel costs incurred in conjunction with expanding our team. Increases in investor relations, patent and professional fees also contributed to the increases in both periods.

●

Net Loss – Net losses were $8.6 million and $24.0 million for the three and nine months ended September 30, 2025, respectively, up from $6.3 million and $16.5 million for the three and nine months ended September 30, 2024, respectively.

Conference Call and Webcast Information

DiaMedica Management will host a conference call and webcast to discuss its business update and third quarter 2025 financial results on Thursday, November 13, 2025, at 8:00 AM Eastern Time / 7:00 AM Central Time:

Date:	Thursday, November 13, 2025
Time:	8:00 AM EDT / 7:00 AM CDT
Web access:	https://app.webinar.net/MlAxZJky3Q7
Dial In:	(888)-880-3330
Conference ID:	9449322

Interested parties may access the conference call by dialing in or listening to the simultaneous webcast. Listeners should log on to the website or dial in 15 minutes prior to the call. The webcast will remain available for play back on DiaMedica’s website, under investor relations - events and presentations, following the earnings call and for 12 months thereafter. A telephonic replay of the conference call will be available until November 20, 2025, by dialing (800) 770-2030 (US Toll Free) and entering the replay passcode: 9449322#.

About DiaMedica Therapeutics Inc.

DiaMedica Therapeutics Inc. is a clinical stage biopharmaceutical company committed to improving the lives of people suffering from serious ischemic diseases with a focus on preeclampsia, fetal growth restriction and acute ischemic stroke. DiaMedica’s lead candidate DM199 is the first pharmaceutically active recombinant (synthetic) form of the KLK1 protein, an established therapeutic modality in Asia for the treatment of acute ischemic stroke, preeclampsia and other vascular diseases. For more information visit the Company’s website at www.diamedica.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and forward-looking information that are based on the beliefs of management and reflect management’s current expectations. When used in this press release, the words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” or “will,” the negative of these words or such variations thereon or comparable terminology and the use of future dates are intended to identify forward-looking statements and information. The forward-looking statements and information in this press release include statements regarding the Company’s expectations regarding the timing and nature of FDA meeting minutes, its application for an IND for the study of DM199 as a treatment for preeclampsia and fetal growth restriction and its conducting a Phase 2 trial in these indications; continued ReMEDy2 trial enrollment and timing of the interim analysis; anticipated clinical benefits and success of DM199 for the treatment of preeclampsia, fetal growth restriction and acute ischemic stroke; future R&D and G&A expenses and the Company’s projected cash runway. By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Applicable risks and uncertainties include, among others, risks and uncertainties relating to; the risk that existing preclinical and clinical data from DM199 as a treatment for preeclampsia may not be predictive of the results of ongoing or later clinical trials; DiaMedica’s plans to develop, obtain an IND for the clinical study of DM199 for PE and fetal growth restriction and ultimately regulatory approval for and commercialize its DM199 product candidate for the treatment of preeclampsia, fetal growth restriction and acute ischemic stroke, the timing of ReMEDy2 trial enrollment, regulatory applications and related filing and approval timelines; the expectation of steady or increased rates of enrollment in the ReMEDy2 trial will not continue to increase as anticipated; the possible occurrence of future adverse events associated with or unfavorable results from DiaMedica’s current trials and their potential to adversely effect current of future trials; the possibility of unfavorable results from DiaMedica’s ongoing or future clinical trials of DM199; and its expectations regarding the benefits of DM199; DiaMedica’s ability to conduct successful clinical testing of DM199 and within its anticipated parameters, site activations, enrollment numbers, costs and timeframes; the adaptive design of the ReMEDy2 trial and the possibility that the targeted enrollment and other aspects of the trial could change depending upon certain factors, including additional input from the FDA and the blinded interim analysis; the perceived benefits of DM199 over existing treatment options; the potential direct or indirect impact of hospital and medical facility staffing shortages, increased tariffs and worldwide global supply chain shortages on DiaMedica’s business and clinical trials, including its ability to meet its site activation and enrollment goals; DiaMedica’s reliance on collaboration with third parties to conduct clinical trials; DiaMedica’s ability to continue to obtain funding for its operations, including funding necessary to complete current and planned clinical trials and obtain regulatory approvals for DM199 for preeclampsia and acute ischemic stroke and the risks identified under the heading “Risk Factors” in DiaMedica’s annual report on Form 10-K for the fiscal year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (SEC) and subsequent SEC reports, including the most recent quarterly report on Form 10-Q for the quarterly period ended September 30, 2025. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements should not be relied upon as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by law, including the securities laws of the United States, we do not intend to update any forward-looking statements to conform these statements to actual results or to changes in our expectations.

Contact:

Scott Kellen

Chief Financial Officer

Phone: (763) 496-5118
skellen@diamedica.com

For Investor Inquiries:
Mike Moyer
Managing Director, LifeSci Advisors, LLC

Phone: (617) 308-4306
mmoyer@lifesciadvisors.com

Media Contact:
Madelin Hawtin
LifeSci Communications
mhawtin@lifescicomms.com

DiaMedica Therapeutics Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$6,437	$4,983	$17,915	$12,587
General and administrative	2,596	1,900	7,269	5,675
Operating loss	(9,033)	(6,883)	(25,184)	(18,262)

Other income, net	419	616	1,176	1,739

Loss before income tax expense	(8,614)	(6,267)	(24,008)	(16,523)

Income tax expense	(6)	(7)	(18)	(21)

Net loss	(8,620)	(6,274)	(24,026)	(16,544)

Other comprehensive loss
Unrealized gain on marketable securities	64	132	27	75

Net loss and comprehensive loss	$(8,556)	$(6,142)	$(23,999)	$(16,469)

Basic and diluted net loss per share	$(0.17)	$(0.15)	$(0.53)	$(0.42)
Weighted average shares outstanding – basic and diluted	49,630,119	42,751,577	45,168,749	39,604,179

DiaMedica Therapeutics Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,326	$3,025
Marketable securities	51,992	41,122
Prepaid expenses and other assets	445	227
Amounts receivable	260	236
Deposits	200	—
Total current assets	56,223	44,610

Non-current assets:
Deferred offering costs	456	—
Operating lease right-of-use asset, net	218	279
Property and equipment, net	150	148
Deposits	—	1,308
Total non-current assets	824	1,735

Total assets	$57,047	$46,345

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,920	$940
Accrued liabilities	3,239	4,347
Operating lease obligation	99	90
Finance lease obligation	10	13
Total current liabilities	5,268	5,390

Non-current liabilities:
Operating lease obligation	150	225
Finance lease obligation	7	12
Total non-current liabilities	157	237

Shareholders’ equity:
Common shares, no par value; unlimited authorized; 52,077,439 and 42,818,660 shares issued and outstanding, as of September 30, 2025 and December 31, 2024, respectively	—	—
Paid-in capital	215,600	180,697
Accumulated other comprehensive income	50	23
Accumulated deficit	(164,028)	(140,002)
Total shareholders’ equity	51,622	40,718
Total liabilities and shareholders’ equity	$57,047	$46,345

DiaMedica Therapeutics Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(24,026)	$(16,544)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	2,654	1,496
Amortization of discounts on marketable securities	(690)	(1,013)
Non-cash lease expense	61	56
Depreciation	32	28
Changes in operating assets and liabilities:
Amounts receivable	(24)	79
Prepaid expenses and other assets	(218)	131
Deposits	1,108	(1,308)
Accounts payable	980	245
Accrued liabilities and operating lease liabilities	(1,174)	1,188
Net cash used in operating activities	(21,297)	(15,642)

Cash flows from investing activities:
Purchase of marketable securities	(51,224)	(39,623)
Maturities and sales of marketable securities	41,071	43,000
Purchases of property and equipment	(34)	(18)
Net cash provided by (used in) investing activities	(10,187)	3,359

Cash flows from financing activities:
Proceeds from the sale of common shares, net of offering costs	31,527	11,747
Proceed from the exercise of common stock options	722	133
Deferred offering costs	(456)	—
Principal payments on finance lease obligation	(8)	(6)
Net cash provided by financing activities	31,785	11,874

Net increase (decrease) in cash and cash equivalents	301	(409)
Cash and cash equivalents at beginning of period	3,025	4,543
Cash and cash equivalents at end of period	$3,326	$4,134

Supplemental disclosure of non-cash transactions:
Cash paid for income taxes	$18	$20
Assets acquired under financing lease	$—	$30